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                 [LETTERHEAD OF SUTHERLAND, ASBILL & BRENNAN]


                               September 6, 1996


Allstate Life Insurance Company
   of New York
3100 Sanders Road
Northbrook, IL 60062

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-65355) filed by Allstate Life Insurance Company of New York for certain annuity contracts with fixed accumulation features. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       SUTHERLAND, ASBILL & BRENNAN



                                       By: /s/ Stephen E. Roth
                                           -------------------
                                           Stephen E. Roth